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                                                                    EXHIBIT 10.1

          AMENDMENT NO. 5, dated as of March 28, 2000 (the "Amendment") to the AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"), dated as of March 26, 1997, as amended, among VIACOM INC., a Delaware corporation (the "Borrower"), the Bank parties thereto from time to time, THE BANK OF NEW YORK, as a Managing Agent and as the Documentation Agent, CITIBANK, N.A., as a Managing Agent and as the Administrative Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Managing Agent, BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NT&SA), as a Managing Agent, THE CHASE MANHATTAN BANK, as a Managing Agent, JP MORGAN SECURITIES INC., as a Syndication Agent, BANC of AMERICA SECURITIES, LLC (formerly known as BANK OF AMERICA NT&SA), as Syndication Agent, the Banks identified as Agents on the signature pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents.


                                  WITNESSETH:

          WHEREAS, the parties who have heretofore entered into the Credit Agreement now desire to amend certain provisions thereof to provide for changes in the covenants in the Credit Agreement, and for certain other matters.

          NOW THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Amendments.
                      ----------

          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following:

          "'CBS' shall mean CBS Corporation, a Pennsylvania corporation."
            ---

          "'Discontinued Operations' shall mean the operations classified as
            -----------------------
     "discontinued operations" pursuant to Accounting Principles Board Opinion No. 30 as presented in the quarterly report of CBS on Form 10-Q for the quarter ended September 30, 1997 and filed with the SEC on December 14, 1997."

          "'Disposition' shall mean, with respect to any Property, any sale,
            -----------
     lease, assignment, conveyance, transfer or other disposition thereof; and the terms

     "Dispose" and "Disposed of" shall have correlative meanings."

          "'Excluded Indebtedness' shall mean Indebtedness of any Person which
            ---------------------
     is or was acquired by CBS, the Borrower or any of their Subsidiaries after August 29, 1996, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof."

          "'Infinity' shall mean Infinity Broadcasting Corporation, a Delaware
            --------
     corporation."

          "'Infinity Credit Agreement' shall mean the Credit Agreement, dated as
            -------------------------
     of December 10, 1999, among Infinity, the Subsidiary Borrowers (as defined therein) parties thereto, the lenders named therein, Bank of America, N.A. and Toronto Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent and Morgan Guaranty and Trust Company of New York, as administrative agent, as amended, supplemented or otherwise modified from time to time."

          "'Material Acquisition' shall mean any acquisition of Property or
            --------------------
     series of related acquisitions of Property (including by way of merger) which (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $50,000,000."

          "'Material Disposition' shall mean any Disposition of Property or
            --------------------
     series of related Dispositions of Property which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $50,000,000."

          "'New Infinity Credit Agreement' shall mean the 364-Day Credit
            -----------------------------
     Agreement and the Five-Year Credit Agreement among Infinity, the Subsidiary Borrowers (as

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     defined therein) parties thereto, the lenders named therein, Bank of
     America, N.A. and FleetBoston, as syndication agents, Bank of New York, as documentation agent and The Chase Manhattan Bank, as administrative agent, as amended, supplemented or otherwise modified from time to time."

          (b) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "EBIDT" to read as follows:
                   -----

          "'EBIDT' shall mean, at any time, with respect to the Borrower and its
            -----
     consolidated Subsidiaries for any period, operating profit (loss) (excluding that related to Discontinued Operations) for the immediately preceding four Fiscal Quarters, plus other income (loss) for such period, plus interest income for such period, plus depreciation and amortization (excluding amortization related to programming rights, pre-publication costs and videocassettes) for such period, excluding (a) gains (losses) on sales of assets during such period (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items for such period (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges), and (c) nonrecurring expenses incurred during such period in connection with the merger of CBS and the Borrower pursuant to the Agreement and Plan of Merger entered into by CBS, the Borrower and Viacom/CBS LLC dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, minus cash payments made during such period in respect of non-cash charges taken during any previous period (excluding cash payments in respect of non-cash charges taken prior to December 31, 1998)."

          (c) Section 1.1 of the Credit Agreement is hereby amended by amending the definition "Indebtedness" by inserting the following between the words
                ------------
"include" and "obligations" in the proviso at the end thereof:

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          "(a) obligations of the Borrower and its Subsidiaries in connection with Discontinued Operations and (b)"

          (d) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "Total Cash Interest and Preferred Dividends" to read as
                   -------------------------------------------
follows:

          "'Total Cash Interest and Preferred Dividends' means, for any period,
            -------------------------------------------
     the sum of the following amounts: (i) the cash interest expense incurred by the Borrower and its Subsidiaries during the preceding four Fiscal Quarters with respect to the aggregate amount of all Indebtedness outstanding during such period plus (ii) the cash dividends paid by the
                                    ----
     Borrower and its Subsidiaries to Persons other than the Borrower and its wholly owned Subsidiaries during such four Fiscal Quarters with respect to preferred stock but excluding (iii) the gross cash interest expense of the
                     -------------
     Discontinued Operations for such period."

          (e) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "Total Debt" to read as follows:
                   ----------

          "'Total Debt' of the Borrower and its Subsidiaries means, on any date,
            ----------
     the total outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis."

          (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Earnings from Operations" and the definition of "Net Worth".
                   ------------------------                         ---------

          (g) Section 1.3 of the Credit Agreement is hereby amended by inserting an (a) prior to the existing text and inserting new subsections (b) and (c) as follows:

          "(b) For the purposes of calculating EBIDT and Total Cash Interest Expense and Preferred Dividends for any period (a "Test Period"),

               (i) if at any time from the period (a "Pro Forma Period") commencing on the second day of such Test Period and ending on the date which is ten days prior to the date of delivery of a compliance certificate in respect of such Test Period (or, in the case of any pro forma calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated after giving effect thereto), the Borrower or any Subsidiary shall have made any Material Disposition, the EBIDT for such Test Period shall be reduced by an amount equal to the EBIDT (if positive) attributable to the Property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the EBIDT (if negative) attributable thereto for such Test Period, and Total Cash Interest Expense and Preferred Dividends for such Test Period shall be reduced by an amount equal to the Total Cash Interest Expense and Preferred Dividends for such Test Period attributable to any Indebtedness of the Borrower or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its Subsidiaries in connection with such Material Disposition (or, if the capital stock of any Subsidiary is sold, the Total Cash Interest Expense and Preferred Dividends for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent the Borrower and its continuing Subsidiaries are no longer liable for such Indebtedness after such disposition);

               (ii) if during such Pro Forma Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBIDT and Total Cash Interest Expense and Preferred Dividends for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period;

               (iii) if during such Pro Forma Period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary since the beginning of such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause
          (i) or (ii) above if made by the Borrower or a Subsidiary during such Pro Forma Period, EBIDT and Total Cash

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          Interest Expense and Preferred Dividends for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period; and

               (iv) the financial results and effects of the operations of the Eye on People and TeleNoticias businesses shall be entirely excluded from EBIDT.

     For the purposes of this paragraph, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings relating thereto and the amount of Total Cash Interest Expense and Preferred Dividends associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial Officer of the Borrower. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months).

          (c) For the purposes of the financial covenants, (i) the Discontinued Operations shall be disregarded and (ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the financial statements of the Borrower referred to in the definition of "Discontinued Operations" and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements."

          (h) Section 7.3 of the Credit Agreement is hereby deleted in its entirety.

          (i) Section 8.8 (a) of the Credit Agreement is hereby amended by deleting the following therefrom.

          "and (ii) a report certified by such Responsible Financial Officer of all commitments for program license fees that are not reflected on the balance sheets referred to above in excess of Fifty Million Dollars ($50,000,000) for any one such commitment or series of related commitments incurred by the Borrower or any Subsidiary during such Fiscal Quarter, together with a statement of all such obligations outstanding at the end of such Fiscal Quarter"

          (j) Section 8.8(b) of the Credit Agreement is hereby amended by deleting the following text:

          ", and (B) a report certified by a Responsible Financial Officer of all commitments for program license fees that are not reflected on the balance sheets referred to above in excess of Fifty Million Dollars ($50,000,000) for any one such commitment or series of related commitments incurred by the Borrower or any Subsidiary during the last Fiscal Quarter of such Fiscal Year, together with a statement of all such obligations outstanding at the end of such Fiscal Year"

          (k) Section 9.6 of the Credit Agreement is hereby amended to read as follows:

          "SECTION 9.6. Limitation on Subsidiary Indebtedness. The Borrower will not permit any of its Subsidiaries, other than the Guarantor Subsidiary, to create, incur, assume or suffer to exist any Indebtedness for borrowed money (which includes, for the purposes of this Section 9.6, any preferred stock), except (i) Indebtedness for borrowed money of CBS Broadcasting Inc. outstanding on August 29, 1996 (but not any refinancing, refunding or other replacement thereof), (ii) Excluded Indebtedness, (iii) Indebtedness for borrowed money incurred on any date when, after giving effect thereto, the aggregate principal amount of Indebtedness for borrowed money incurred pursuant to this clause (iii) that is outstanding on such date (it being understood that, for the purposes of this clause (iii), the term "Indebtedness" does not include borrowings under this Agreement or Excluded Indebtedness) does not exceed the EBIDT of Infinity and its consolidated Subsidiaries (determined in a manner comparable to that set forth in the definition of 'EBIDT') for the most recent period of four consecutive fiscal quarters for which the relevant financial information is available less, in the case of any such Indebtedness for borrowed money incurred by Infinity or any of its consolidated

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

     Subsidiaries, the then actual aggregate outstanding balances of Indebtedness for borrowed money incurred pursuant to this clause (iii) by Subsidiaries other than Infinity and its consolidated Subsidiaries, provided that the aggregate outstanding principal amount of Indebtedness for borrowed money incurred pursuant to this clause (iii) by Subsidiaries other than Infinity and its consolidated Subsidiaries shall not exceed $800,000,000 at any time, (iv) Indebtedness for borrowed money of Infinity and its Subsidiaries under the Infinity Credit Agreement up to an aggregate principal amount of $1,500,000,000 and the New Infinity Credit Agreement up to an aggregate principal amount of $2,000,000,000 and (v) unsecured Indebtedness for borrowed money incurred by Blockbuster Inc.."

          (l) Section 9.7 of the Credit Agreement is hereby deleted in its entirety.

          (m) Section 10.1(d) of the Credit Agreement is hereby amended to read as follows:

          "(d) The Borrower or any of its Subsidiaries shall fail to pay any principal of, or premium or interest on, any Indebtedness in an aggregate principal amount of $50,000,000 or more (excluding Indebtedness hereunder) of the Borrower or such Subsidiary, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to terminate any commitment to lend; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and, with respect to all of the foregoing, after the expiration of any applicable grace period or the giving of any required notice or both; provided,
                                                                --------
     however, that (i) no extension of any grace period applicable to any such
     -------
     Indebtedness shall be taken into account for the purposes of this subsection (d) and (ii) this subclause (d) shall not apply to any provision that permits the holders, or a trustee on their behalf, to cause Indebtedness to become due prior to its stated maturity because of the failure to deliver to such holders or such trustee financial statements or certificates for any Subsidiary that is not required by law or regulation to file financial statements with the SEC, unless such Indebtedness has become due prior to its stated maturity as a result of such failure); or"

          SECTION 2. Effectiveness.  This Amendment will be effective upon (1)
                     -------------
the execution of counterparts hereof by the Borrower and each of the Facility Agents and Managing Agents on their own behalf and on behalf of the Banks consenting to the execution of this Amendment, and the execution of written consents by the Majority Banks and (2) the consummation of the merger of the CBS with the Borrower.

          SECTION 3. Representations and Warranties.  The Borrower hereby
                     ------------------------------
represents and warrants that as of the date hereof (i) the representations and warranties contained in Article VI of the Credit Agreement (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of the date hereof as though made on the date hereof, and
(ii) no Default or Event of Default shall exist or be continuing under the Credit Agreement.

          SECTION 4. Miscellaneous.  (a)  Capitalized terms used herein and not
                     -------------
otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          (b) Except as amended hereby, all of the terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

          (c) This Amendment shall be a Loan Document for the purposes of the Credit Agreement.

          (d) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         VIACOM INC., as Borrower


                         By:  /s/ George S. Smith, Jr.
                            ------------------------------
                           Name:  George S. Smith, Jr.
                           Title: Senior Vice President
                                  Chief Financial Officer


                         Managing Agents
                         ---------------

                         THE BANK OF NEW YORK, as Managing
                         Agent, the Documentation Agent and
                         a Bank



                         By:   /s/ Geoffrey C. Brooks
                             -----------------------------
                            Name:  Geoffrey C. Brooks
                            Title: Vice President


                         CITIBANK, N.A., as Managing Agent,
                         the Administrative Agent and a Bank



                         By:  /s/ R. Parr
                            ------------------------------
                            Title: M.D.

                         MORGAN GUARANTY TRUST COMPANY OF
                         NEW YORK, as Managing Agent and a
                         Bank



                         By:  /s/ Dennis Wilczek
                            ------------------------------
                           Name:  Dennis Wilczek
                           Title: Associate


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

                         BANK OF AMERICA, N.A. (formerly
                         known as BANK OF AMERICA NT&SA), as
                         Managing Agent and a Bank



                         By:  /s/ James T. Gilland
                            ------------------------------
                           Name:  James T. Gilland
                           Title: Managing Director

                         THE CHASE MANHATTAN BANK, as
                         Managing Agent and a Bank



                         By:  /s/ Bruce Langenkamp
                            ------------------------------
                            Title: VP


                         Syndication Agents
                         ------------------


                         JP MORGAN SECURITIES INC., as
                         Syndication Agent



                         By:  /s/ Anne M. Kelly
                            --------------------------------
                            Name:  Anne Kelly
                            Title: Vice President

                         BANC OF AMERICA SECURITIES, LLC
                         (formerly known as THE BANK OF
                         AMERICA NT&SA), as Syndication
                         Agent


                         By:  /s/ James T. Gilland
                            ------------------------------
                           Name:  James T. Gilland
                           Title: Managing Director


                                     -11-